                                                                     EXHIBIT 5.1


                              QUARLES & BRADY LLP
                           411 East Wisconsin Avenue
                          Milwaukee, Wisconsin 53202


                               February 26, 1999



Wisconsin Energy Corporation
231 West Michigan Street
Milwaukee, WI 53203

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Wisconsin Energy Corporation (the "Company") on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering from time to time, together or separately, of up to $300,000,000 of the Company's (i) unsecured debt securities ("Debt Securities"), (ii) Preferred Securities of WEC Capital Trust I or WEC Capital Trust II (each, a "WEC Trust"), and (iii) the guarantee by the Company of any Preferred Securities issued by each WEC Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"). The Debt Securities, the Preferred Securities and the Guarantees are collectively referred to herein as the "Offered Securities."

     We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the proposed form of Indenture for Debt Securities (including, as exhibits, proposed forms of Registered Security and Bearer Security thereunder) from the Company to The First National Bank of Chicago, as Trustee (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (iv) other exhibits to the Registration Statement relating to the Offered Securities; (v) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (vi) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

     On the basis of and subject to the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of any class or series of Offered Securities have been authorized

Wisconsin Energy Corporation
Page 2
February 26, 1999


          by appropriate action of the Company in a manner that would not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by a court or a governmental or regulatory body having jurisdiction over the Company,
          (iii) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then (a) the Debt Securities and the Guarantees will be duly authorized and legally issued and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     As to the legality of the Preferred Securities to be issued by the WEC Trusts, you are receiving the opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the WEC Trusts and the Company.

     Larry J. Martin, a partner in our firm, serves as General Counsel of the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Quarles & Brady LLP

                                        QUARLES & BRADY LLP